Exhibit 5.1

THE LAW OFFICE OF
CONRAD C. LYSIAK, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770
EMAIL: cclysiak@lysialaw.com

February 9, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D. C. 20549

RE:	Empire Water Corporation

Ladies/Gentlemen:

     I have acted as counsel for Empire Water Corporation, a Nevada company (the “Company”), in connection with the preparation of a registration statement on Form S-1 (the “Registration Statement”) pursuant to the United States Securities Act of 1933, as amended (the “Act”) to be filed with the Securities and Exchange Commission (the “SEC”) in connection with a proposed public offering by certain shareholders of 8,048,000 common shares, $0.00001 par value per share, of the Company’s common stock (the “Shares”) at the market.

     You have asked me to render my opinion as to the matters hereinafter set forth herein.

     I have examined originals and copies, certified or otherwise identified to my satisfaction, of all such agreements, certificates, and other statements of corporate officers and other representatives of the company, and other documents as I have deemed necessary as a basis for this opinion. In my examination I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity with the originals of all documents submitted to me as copies. I have, when relevant facts material to my opinion were not independently established by me, relied to the extent I deemed such reliance proper upon written or oral statements of officers and other representatives of the Company.

Securities and Exchange Commission
RE:	Empire Water Corporation
February 9, 2009
Page 2

     Based upon and subject to the foregoing, I am of the opinion that insofar as the laws of Nevada are concerned:

1.	The Company is a corporation duly organized and validly existing under the laws of Nevada.

2.

3,800,000 shares of common stock currently outstanding and owned by the aforementioned certain selling shareholders, have been duly authorized and legally issued as fully paid and non-assessable shares.

3.	4,248,000 shares of common stock to be issued upon the exercise of outstanding warrants, when issued, will be duly authorized and legally issued as fully paid and non- assessable shares.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement, and to the use of my firm name wherever appearing in the Registration Statement.

Yours truly,

The Law Office of Conrad C. Lysiak, P.S.

BY:	CONRAD C. LYSIAK
Conrad C. Lysiak